Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272553
PROSPECTUS SUPPLEMENT
(to prospectus dated June 9, 2023)

$175,000,000
8.375% Fixed-to-Floating Rate Subordinated Notes due 2034
Independent Bank Group, Inc. (“IBTX”, “we” or “our”) is offering $175,000,000 aggregate principal amount of our 8.375% fixed-to-floating rate subordinated notes due 2034, which we refer to herein as the “notes.” The notes will rank equally in right of payment with our other unsecured subordinated debt that is not subordinated in right of payment to the notes, including our 5.875% subordinated notes due August 1, 2024 (the “2024 notes”) and 4.00% fixed-to-floating rate subordinated notes due September 15, 2030 (the “2030 notes”).
The notes will mature on August 15, 2034. From and including the date of issuance to, but excluding, August 15, 2029 (unless redeemed prior to such date), the notes will bear interest at a rate of 8.375% per year, payable semiannually in arears on each February 15 and August 15 of each year, commencing on February 15, 2025. From and including August 15, 2029 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term Secured Overnight Funding Rate (“SOFR”)) (subject to the provisions described under “Description of the Notes—Payment of Principal and Interest—Floating Rate Period” in this prospectus supplement), plus 460.5 basis points, payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2029. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Prior to this offering, there has been no public market for the notes. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.
We may redeem the notes, at our sole option, beginning with the interest payment date of August 15, 2029 and on any interest payment date thereafter, in whole or in part (an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), to the extent that such approval is then required under the rules of the Federal Reserve Board. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.
The notes will be unsecured obligations of ours and will be subordinated and junior in right of payment to the prior payment in full of all our existing and future senior indebtedness (as defined in our subordinated debt indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured. No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible or exchangeable for any other securities or property. Because IBTX is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, depends on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Independent Bank, which is a Texas state-chartered bank (“Independent Bank”), and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those payments or distributions, are structurally subordinated to the prior claims of our subsidiaries’ respective creditors, including the depositors of Independent Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary. The notes are obligations of IBTX only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including Independent Bank.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.
	Per Note	Total
Public offering price(1)	100.00%	$175,000,000.00
Underwriting discount(2)	1.50%	$2,625,000.00
Proceeds, before expenses, to Independent Bank Group, Inc.	98.50%	$172,375,000.00
(1)	Plus accrued interest, if any, from the original issue date.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about July 31, 2024, which is the second business day following the date of pricing of the notes (such settlement being referred to as “T+2”). See “Underwriting” for details.

Joint Book-Running Managers

Prospectus Supplement dated July 29, 2024

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated June 9, 2023, which is included as part of our automatic shelf registration statement on Form S-3 (File No. 333-272553). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling securityholders may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.
This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, this prospectus supplement will supersede such information, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, any additional prospectus supplement or a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Independent Bank Group, Inc.,” “IBTX,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Independent Bank Group, Inc. and its consolidated subsidiaries.
Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.
Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation.
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.ibtx.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We have filed an automatic shelf registration statement (File No. 333-272553) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case, and other than as indicated below, as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024 and, with respect to Part III thereof, as updated by the information contained in our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 23, 2024;
•
our Current Reports on Form 8-K, filed with the SEC on January 23, 2024, (including Item 8.01, but excluding Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereof), April 23, 2024, (including Item 8.01, but excluding Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereof), May 20, 2024, (including Item 1.01 and Exhibits 2.1 and 10.1 thereof, but excluding Item 7.01 and Exhibits 99.1 and 99.2 thereof), June 13, 2024, July 24, 2024 (including Item 8.01 and Exhibit 10.1 thereof, but excluding Item 2.02 and Exhibit 99.1 thereof), July 25, 2024 (including Item 7.01 and Exhibit 99.1 thereof) and July 29, 2024;

•	solely with respect to the Unaudited Pro Forma Condensed Combined Financial Information section thereof, the S-4/A of SouthState Corporation (“SouthState”), filed with the SEC on July 12, 2024; and
•	solely with respect to Part 1 – Item 1A thereof, the Annual Report of SouthState on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 4, 2024.
The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by
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reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Independent Bank Group, Inc.
7777 Henneman Way, Floor 4
McKinney, Texas 75070
Telephone: (972) 562-9004
Attention: Corporate Secretary
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference which are not statements of historical fact constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of IBTX or SouthState, who we sometimes refer to as the surviving corporation, following the merger of IBTX with and into SouthState (the “Merger”).
Words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “trend,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the Merger, including expected future financial and operating results and the surviving corporation’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that IBTX expects or anticipates will occur in the future—including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of IBTX or its management or board of directors, including those relating to products or services; statements of future economic performance; and the use of the net proceeds from this offering—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
In addition to the factors relating to the transactions discussed under the section entitled “Risk Factors” and the factors previously disclosed in IBTX’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements or historical performance:
•	the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized;
•	disruption to the parties’ businesses as a result of the announcement and pendency of the Merger;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement (as defined below);
•
the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses;

•	the failure to obtain the necessary approvals by the shareholders of IBTX or SouthState;
•	the amount of the costs, fees, expenses and charges related to the Merger;
•
the ability by each of IBTX and SouthState to obtain required governmental approvals of the Merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the surviving corporation or the expected benefits of the Merger);

•	reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the Merger;
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•	the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the Merger;
•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	a material adverse change in the financial condition of IBTX or SouthState;
•
major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, including the global coronavirus pandemic, the related disruption to local, regional and global economic activity and financial markets, the ability to complete the Merger or any of the foregoing risks;

•	the outcome of any legal proceedings that may be instituted against IBTX or SouthState;
•	IBTX’s and SouthState’s ability to sustain their current internal growth rate and total growth rate;
•
changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in IBTX’s and SouthState’s target markets;

•	worsening business and economic conditions nationally, regionally and in IBTX’s and SouthState’s target markets, and the geographic areas in those states in which IBTX and SouthState operate;
•	IBTX’s and SouthState’s dependence on their management teams and their ability to attract, motivate and retain qualified personnel;
•	the concentration of our business within our geographic areas of operation in Texas and Colorado;
•	changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally;
•
concentration of the loan portfolio of Independent Bank and SouthState Bank, National Association (collectively, the “Banks”) in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•
the ability of the Banks to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and that present acceptable investment risks;

•	inaccuracy of the assumptions and estimates that the management of IBTX and SouthState make in establishing reserves for credit losses and other estimates generally;
•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity IBTX and SouthState currently have;
•
adverse developments in the banking industry related to soundness of other financial institutions, and the potential impact of such developments on customer confidence, liquidity, and regulatory responses, including regulatory oversight, examinations, and any potential related findings and actions;

•	IBTX’s and SouthState’s access to the debt and equity markets and the overall cost of funding its operations;
•	regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support IBTX’s and SouthState’s anticipated growth;
•
changes in market interest rates that affect the pricing of the loans and deposits that affect the net interest income, other future cash flows, or the market value of the assets of the Banks, including investment securities;

•	fluctuations in the market value and liquidity of the securities IBTX and SouthState hold for sale, including as a result of changes in market interest rates;
•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;
•	the occurrence of market conditions adversely affecting the financial industry generally;
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•
the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations and their application by IBTX’s and SouthState’s regulators, and changes in federal government policies, as well as regulatory requirements applicable to, and resulting from regulatory supervision of, IBTX, SouthState and the Banks as financial institutions with total assets greater than $10 billion, and after the Merger, of the surviving corporation and surviving bank as a financial institution with total assets greater than $50 billion;

•
changes in accounting policies, practices, principles and guidelines, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies;
•	changes in the scope and cost of FDIC insurance and other coverage;
•	the liquidity of, and changes in the amounts and sources of liquidity available to IBTX and SouthState, before and after the acquisition of any financial institutions;
•	deposit attrition, operating costs, customer loss and business disruption during the normal course of business and before and after any completed acquisitions may be greater than expected;
•
the effects of the combination of the operations of financial institutions that IBTX and SouthState have acquired in the recent past or may acquire in the future with its operations and the operations of the Banks, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time consuming, or costly than expected or not yielding the cost savings that were expected;

•	the impact of investments that IBTX and SouthState may have made or may make and the changes in the value of those investments;
•
the quality of the assets of financial institutions and companies that IBTX and SouthState have acquired in the recent past or may acquire in the future being different than IBTX and SouthState determined or determine in their due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of credit loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	changes in general business and economic conditions in the markets in which IBTX and SouthState currently operate and may operate in the future;
•	changes occur in business conditions and inflation generally;
•	an increase in the rate of personal or commercial customers’ bankruptcies generally;
•	technology-related changes are harder to make or are more expensive than expected;
•
physical or cyber attacks on the security of, and breaches of, IBTX’s and SouthState’s digital information systems, the costs IBTX, SouthState or the Banks incur to provide security against such attacks and any costs and liability IBTX, SouthState or the Banks incur in connection with any breach of those systems;

•	the potential impact of technology and “FinTech” entities on the banking industry generally;
•	the potential impact of climate change and related government regulation on IBTX and SouthState and their customers; and
•	other economic, competitive, governmental, regulatory, technological and geopolitical factors affecting IBTX’s and SouthState’s operations, pricing and services.
For any forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, IBTX claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. As for the
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forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, IBTX cautions you not to place reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Except as required by applicable law, IBTX disclaims any intent or obligation to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that IBTX has filed with the SEC as described under the section entitled “Where You Can Find More Information.”
IBTX expressly qualifies in its entirety all forward-looking statements attributable to IBTX or any person acting on IBTX’s behalf by the cautionary statements contained or referred to in this prospectus supplement.
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PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.
Independent Bank Group, Inc.
IBTX is a registered bank holding company headquartered in McKinney, Texas, which is located in the northern portion of the Dallas-Fort Worth metropolitan area. IBTX was organized as a Texas corporation on September 20, 2002. IBTX, through its wholly owned subsidiary, Independent Bank, a Texas state chartered bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. IBTX operates branches and offices in the Dallas/North Texas area, including McKinney, Dallas, Fort Worth, and Sherman/Denison, the Austin/Central Texas area, including Austin, San Antonio and Waco, the Houston, Texas metropolitan area and along the Colorado Front Range area, including Denver, Colorado Springs and Fort Collins.
As of March 31, 2024, IBTX had consolidated total assets of $18.9 billion, total loans of $14.5 billion, total deposits of $15.7 billion and total stockholders’ equity of $2.4 billion.
IBTX’s common stock is traded on the Nasdaq Global Select Market under the symbol “IBTX.”
IBTX’s principal executive office is located at 7777 Henneman Way, McKinney, Texas 75070. IBTX’s telephone number is (972) 562-9004 and its website is www.independent-bank.com. Information contained on IBTX’s website is not incorporated by reference in this prospectus supplement.
Recent Developments
Pending Merger with SouthState
Agreement and Plan of Merger
On May 17, 2024, IBTX and SouthState entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions set forth therein, IBTX will merge with and into SouthState, with SouthState as the surviving corporation. In the Merger, each share of IBTX common stock issued and outstanding immediately prior to the effective time of the Merger (other than certain shares held by SouthState or IBTX) will be converted into the right to receive 0.60 shares of SouthState common stock. The Merger is expected to close by the end of the first quarter of 2025 and is subject to the receipt of regulatory and shareholder approvals and other customary closing conditions. Following the completion of the Merger, Independent Bank will merge with and into SouthState Bank with SouthState Bank, National Association (“SouthState Bank”), a national banking association, as the surviving bank (the “Bank Merger”).
A copy of the Merger Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 20, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of IBTX and SouthState to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between IBTX and SouthState rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about IBTX or SouthState. For more information regarding the Merger, see the filed portions of the Current Report referenced above and any subsequently filed documents which are incorporated by reference herein.

SouthState Corporation
In addition to offering a wide range of commercial and consumer banking products and services, SouthState is a financial holding company headquartered in Winter Haven, Florida, that incorporated under the laws of South Carolina in 1985. It provides a wide range of banking services and products to its customers through its wholly owned bank subsidiary, SouthState Bank from its headquarters branch in Winter Haven, Florida and, as of December 31, 2023, a 251-branch network located throughout Florida, South Carolina, Alabama, Georgia, North Carolina, and Virginia. In addition, SouthState operates SSB Insurance Corp. (“SSBIC”), a captive insurance subsidiary pursuant to Section 831(b) of the U.S. Tax Code. SSBIC is in the process of dissolution and is not engaged in any active activity as of March 31, 2024. SouthState does not engage in any significant operations other than the ownership of its banking subsidiary.
SouthState Bank offers a wide range of mortgage products through its mortgage banking division, Small Business Administration (“SBA”) and other government guaranteed commercial loans through its SBA division, and factoring, invoicing, collection and account receivable services through its Corporate Billing division. SouthState Bank also operates a correspondent banking and capital markets service division, a full-service broker dealer headquartered in Memphis, Tennessee, which it acquired in February 2021, and a wholly owned registered investment advisor, which offers support to the Bank’s Wealth line of business.
As of March 31, 2024, SouthState had approximately $45.1 billion in assets, $32.7 billion in loans, $37.2 billion in deposits and $5.5 billion in shareholders’ equity.
SouthState common stock is traded on the New York Stock Exchange under the symbol “SSB.”
SouthState’s principal executive offices are located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880. SouthState’s telephone number is (863) 293-4710 and its website is https://www.southstatebank.com/. Information contained on SouthState’s website is not incorporated by reference in this prospectus supplement.
IBTX Goodwill Impairment
The management of IBTX, as approved by the audit committee of IBTX’s board of directors, completed an interim goodwill impairment assessment triggered as a result of entering into the Merger Agreement along with continued stock price volatility in the banking sector during the quarter ended June 30, 2024. As required by U.S. generally accepted accounting principles (“GAAP”), IBTX recognized a goodwill impairment charge of $518.0 million as its estimated fair value of equity, which is equal to the implied valuation of the Merger based upon the conversion ratio to SouthState’s stock price, was less than IBTX’s book value as of June 30, 2024 (the “Goodwill Impairment”). The Goodwill Impairment is a non-cash charge and has no impact on cash flows, liquidity, (non-GAAP) tangible equity or regulatory capital.
Preliminary Unaudited IBTX Financial Information as of and for the Three-Months Ended June 30, 2024
On July 24, 2024, IBTX announced its preliminary earnings for the three-months ended June 30, 2024, including a net loss of $493.5 million, or $11.93 per basic share, for the quarter ended June 30, 2024, which was significantly impacted by the Goodwill Impairment recognized. Additionally, net interest margin expanded by 5 basis points to 2.47%, loan yields expanded by 10 basis points to 6.03% and total capital ratio grew by 7 basis points to 11.75%. IBTX also reported a nonperforming asset ratio of 0.35% and last twelve months' net charge-off to average total loans ratio of 0.03%.
IBTX also announced total assets of $18.4 billion, total loans of $14.5 billion, total deposits of $15.8 billion and total stockholders' equity of $1.9 billion as of June 30, 2024.
The foregoing is only a summary and is not intended to be a comprehensive statement of our financial results. Complete financial statements as of and for the period ended June 30, 2024 will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
The preliminary financial data included herein has been prepared by, and is the responsibility of, IBTX management. IBTX’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. As a result of IBTX's review and the review of its independent auditors as part of the quarterly closing process, no assurance can be given that, upon completion of IBTX's review and the review of its independent auditors, IBTX will not report materially different financial results than those set forth above.
IBTX Quarterly Dividend
Also on July 24, 2024, IBTX announced that its Board of Directors declared a quarterly cash dividend of $0.38 per share of common stock. The dividend will be payable on August 19, 2024 to stockholders of record as of the close of business on August 5, 2024.
Preliminary Unaudited SouthState Financial Information as of and for the Three-Months Ended June 30, 2024
On July 24, 2024, SouthState announced its preliminary earnings for the three-months ended June 30, 2024, including the information below.
•	Reported diluted earnings per share of $1.73
•	Net income of $132.4 million
•	Return on average common equity of 9.6%, on an annualized basis
•	Return on average assets of 1.17%, on an annualized basis
•	Book value per share of $74.16
•	Net interest income of $350 million
•	Net interest margin, non-tax equivalent of 3.43%
•
Net charge-offs of $4.2 million, or 0.05% annualized; $3.9 million provision for credit losses, including release for unfunded commitments; total allowance for credit losses plus reserve for unfunded commitments of 1.57%

•	Noninterest income of $75 million; noninterest income represented 0.67% of average assets for the second quarter of 2024
•	Efficiency ratio of 57%
•	Total loan yield of 5.82%, up 0.09% from prior quarter, resulting in a 39% cycle-to-date beta
•	Total deposit cost of 1.80%, up 0.06% from prior quarter, resulting in a 34% cycle-to-date beta
SouthState also announced total assets of $45.5 billion, total loans of $33.2 billion, total deposits of $37.1 billion and total shareholders' equity of $5.7 billion as of June 30, 2024.
The foregoing is only a summary and is not intended to be a comprehensive statement of SouthState’s financial results. Complete financial statements as of and for the period ended June 30, 2024 will be included in SouthState’s Quarterly Report on Form 10-Q to be filed with the SEC.
The preliminary financial data included herein has been prepared by, and is the responsibility of, SouthState’s management. SouthState’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. As a result of SouthState's review and the review of its independent auditors as part of the quarterly closing process, no assurance can be given that, upon completion of SouthState's review and the review of its independent auditors, SouthState will not report materially different financial results than those set forth above.
SouthState Quarterly Dividend
Also on July 24, 2024, SouthState announced that its Board of Directors declared a quarterly cash dividend of $0.54 per share of common stock. The dividend will be payable on August 16, 2024 to stockholders of record as of the close of business on August 9, 2024.

THE OFFERING
The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Documents by Reference.”
For the purposes of this section entitled “The Offering,” all references to “Independent Bank Group, Inc.,” “IBTX,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Independent Bank Group, Inc. and not any of its subsidiaries.
Issuer
Independent Bank Group, Inc.
Securities Offered
8.375% Fixed-to-Floating Rate Subordinated Notes due 2034.
Amount of Securities Offered
$175,000,000
Maturity Date
August 15, 2034.
Issue Price
100% plus accrued interest, if any, from and including July 31, 2024.
Interest Rate
The notes will bear interest: (i) from and including the date of issuance to, but excluding, August 15, 2029 (unless redeemed prior to such date), at a rate of 8.375% per year and (ii) from and including August 15, 2029 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus 460.5 basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.
For each floating rate interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the applicable benchmark used to calculate the interest rate on the notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a

Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and the remainder of the Floating Rate Period.
Interest Payment Dates
From and including the date of issuance to, but excluding, August 15, 2029, interest on the notes will be payable semiannually in arrears on each February 15 and August 15 of each year, commencing on February 15, 2025. From and including August 15, 2029, interest on the notes will be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year commencing on November 15, 2029.
Record Dates
The interest payable on the notes on any Fixed Period Interest Payment Date (as defined under “Description of the Notes”) will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on the February 1 or August 1 (whether or not a business day) immediately preceding the Fixed Period Interest Payment Date.
The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name such note is registered at the close of business on the February 1, May 1, August 1 or November 1 (whether or not a business day) immediately preceding the Floating Period Interest Payment Date.
Subordination; Ranking
The notes will be unsecured, subordinated obligations of the Company and:
• will rank junior in right of payment and upon our liquidation to any of our existing and future senior indebtedness (as defined in our subordinated debt indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured;
• will rank equal in right of payment and upon our liquidation with any of our existing and future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes, including our 2024 notes and 2030 notes;
• will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and
• will be structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities of Independent Bank and our other current and future subsidiaries, including, without limitation, Independent Bank’s liabilities to depositors in connection with the deposits in Independent Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.
As of March 31, 2024, and the date of this prospectus supplement, at the holding company level, we had and have a $100.0 million senior revolving credit facility, upon which $33.8 million was drawn as of March 31, 2024 and $33.8 million was drawn as of the date of this prospectus supplement. As of March 31, 2024, we had $33.8 million of senior indebtedness outstanding, $240.0 million of subordinated indebtedness on a gross basis (which was comprised of our 2024 notes and 2030 notes) outstanding ranking equally with the notes and $57.3 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes.
Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities depends on the dividends paid, and the distributions and other payments made, to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those dividends, payments or distributions, are structurally subordinated to the claims of our subsidiaries’ respective creditors, including the depositors of Independent Bank. As of March 31, 2024, Independent Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $16.1 billion, excluding intercompany liabilities. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.

Redemption
We may redeem the notes, at our sole option, beginning with the interest payment date of August 15, 2029 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board (an “Optional Redemption”).
Other than in the case of an Optional Redemption, the notes may not be redeemed by us prior to maturity, except that we may, at our option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, redeem the notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.
Events of Default; Remedies
The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or accrued and unpaid interest on, the notes. See “Description of the Notes—Events of Default; Limitation on Suits” and “Description of Debt Securities” in the accompanying prospectus.
Denomination; Form
The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General” and “Description of the Notes—Clearance and Settlement.”
Further Issuances
We may, without the consent of the holders of the series of our debt securities of which the notes offered hereby are a part, from time to time, issue additional notes of that series ranking equally with the notes and identical to the notes previously issued in all respects, including the same terms as to interest rate, maturity, and redemption rights except as otherwise noted under “Description of the Notes” in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of the Company in the future without the consent of the holders of the notes.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $171.3 million after deducting the underwriting discount and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, (a) to satisfy and discharge and/or repay all of the existing 2024 notes, which mature on August 1, 2024, and (b) for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Risk Factors
Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and “Risk Factors” on page 2 of the accompanying prospectus, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.
Trustee, Registrar and Transfer Agent
Computershare Trust Company, National Association, as successor in interest to Wells Fargo Bank, National Association, acts as the trustee under the subordinated debt indenture pursuant to which the notes will be issued.
Calculation Agent
We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.
Listing
The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.

U.S. Federal Income Tax Considerations
For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the notes, see “U.S. Federal Income Tax Considerations.”
Certain ERISA Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”
Governing Law
The notes and the subordinated debt indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of Texas.

RISK FACTORS
Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in Part 1—Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, Part 1—Item 1A of SouthState’s Annual Report on Form 10-K for the year ended December 31, 2023 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.
Risks Related to the Notes and this Offering
For the purposes of this section entitled “Risks Related to the Notes and this Offering,” all references to “IBTX,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Independent Bank Group, Inc. and not any of its subsidiaries.
The notes are unsecured and subordinated to our senior indebtedness and to the obligations of our subsidiaries.
The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness now existing or that we incur in the future. As a result, in the event of the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company, the holders of the senior indebtedness would be entitled to have the full amounts of principal of, and premium, if any, and interest on, senior indebtedness prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness occurs and is continuing past any applicable grace period or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or interest on, the notes and that event of default would permit the holders of such senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default with respect to the senior indebtedness is cured or waived or otherwise ceases to exist. The senior indebtedness to which the notes are subordinated is described below under “Description of the Notes—Subordination of the Notes.”
As of March 31, 2024, and the date of this prospectus supplement, at the holding company level, we had and have a $100.0 million senior revolving credit facility, upon which $33.8 million was drawn as of March 31, 2024 and $33.8 million was drawn as of the date of this prospectus supplement. The revolving credit facility matures on February 15, 2025. The subordinated debt indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including Independent Bank, may incur.
As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.
The notes will be structurally subordinate to the obligations of Independent Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of Independent Bank and our other subsidiaries in the event of their liquidation or insolvency.
The notes are obligations exclusively of IBTX and are not obligations of Independent Bank. Independent Bank is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide IBTX with funds to meet or discharge our obligations or liabilities, including the notes.

Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of Independent Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of Independent Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of Independent Bank, including depositors of Independent Bank. As a consequence of the foregoing, the notes will be structurally subordinate to all of the obligations and liabilities of Independent Bank and our other subsidiaries.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” of the Company under the Federal Reserve Board’s regulatory capital rules and guidelines. Pursuant to federal law and the Federal Reserve Board regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Independent Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, Independent Bank, to meet our cash obligations. Failure of Independent Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.
We are a holding company and report financial information on a consolidated basis with our subsidiaries. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, Independent Bank. Dividends from Independent Bank provide a substantial portion of our cash flow and are the primary source of the funds that we will use to pay interest on the notes. Various regulatory provisions limit the amount of dividends Independent Bank can pay to us without regulatory approval. In certain cases, regulatory authorities may even prohibit Independent Bank from paying dividends to us. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If Independent Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional of our securities to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs or to refinance any of our debt when needed (including, without limitation, upon commencement of the Floating Rate Period) on commercially reasonable terms or at all. Independent Bank paid us approximately $147.3 million and approximately $23.4 million in dividends during the year ended December 31, 2023, and the three months ended March 31, 2024, respectively. We paid interest of $19.3 million and $7.4 million on our outstanding indebtedness in the year ended December 31, 2023, and the three months ended March 31, 2024, respectively.
There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.
The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.

The amount of interest payable on the notes will vary from interest period to interest period after August 15, 2029.
From and including August 15, 2029 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per annum equal to the Benchmark (each subject to the provisions described under “Description of the Notes—Payment of Principal and Interest” in this prospectus supplement), plus 460.5 basis points, payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2029. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes will vary from floating rate interest period to floating rate interest period after August 15, 2029. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Benchmark increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the Floating Rate Period is expected to be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the Benchmark Replacement, which is expected to be Compounded SOFR (see the description under “Description of the Notes—Effect of Benchmark Transition Event” in this prospectus supplement). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the Floating Rate Period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (the “FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.
On July 29, 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the Notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect holders of the notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the Floating Rate Period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the Floating Rate Period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each floating rate interest period during the Floating Rate Period is determined by the calculation agent on the determination date, interest on the notes shall accrue at such Benchmark plus 460.5 basis points for the applicable floating rate interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the notes for such interest period and all subsequent floating rate interest periods during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment) plus 460.5 basis points. However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of SOFRs for the applicable corresponding tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent as described in the section titled “Description of the Notes,” while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
A change in the Benchmark may be treated as a significant modification of the notes for tax purposes, which could result in taxable gain or loss to holders.
If a term of the notes, such as the interest rate, is altered and the degree to which the notes are altered is economically significant, the notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the notes.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.
Under the benchmark transition provisions of the notes, if a Benchmark Transition Event occurs with respect to Three-Month Term SOFR or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR, (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor, (iii) ISDA, or (iv) in certain circumstances, the calculation agent (which will initially be the Company). In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain technical, administrative, or operational changes, which are defined in the terms of the notes as “Benchmark Replacement

Conforming Changes,” with respect to, among other things, the definition of floating rate interest period, the timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any floating rate interest period during the Floating Rate Period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Also, since SOFR and Term SOFR are relatively new market indices, SOFR-linked debt securities may not have an established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR or Term SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if Term SOFR or SOFR does not prove to be widely used in securities similar to the notes, the trading price of the notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to Term SOFR (as the notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.
The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.
You will have no rights against the publishers of the Benchmark.
You will have no rights against any person publishing Benchmarks, even though the amount you receive on each interest payment date after August 15, 2029 will depend on the level of the Benchmark quoted for each floating rate interest period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.
Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.
We will have the right, subject to the receipt of any required approval of the Federal Reserve Board to redeem the notes at our option (i) in whole or in part on any interest payment date on or after August 15, 2029 and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after August 15, 2029 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after August 15, 2029 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our notes.
The notes contain limited events of default, and the remedies available thereunder are limited.
As described in “Description of the Notes—Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on the notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if the Company commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect. Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred, with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.
No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.
Neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization or any liquidation or winding up under the U.S. Bankruptcy Code or otherwise of the Company and may limit our ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on our ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued.
In addition, there are no financial covenants in the indenture governing the notes. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.
The market value of the notes may be influenced by unpredictable factors.
Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:
•	our creditworthiness, financial performance and financial condition from time to time;
•	prevailing interest rates;
•	supply and demand for the notes;
•	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;
•	the market for similar securities;
•	changes in our published credit ratings; and
•	the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.
The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.
Our published credit ratings may not reflect all risks of an investment in the notes. A downgrade of our credit ratings or the ratings of our subsidiaries or other financial institutions could have a material adverse impact on us and the value of and market for the notes.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
Rating agencies also continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets. These changes could have a material adverse impact on the value of and market for the notes.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital. These changes could have a material adverse impact on the value of and market for the notes.
Risks Related to the Merger and the Business of the Combined Company
This offering is expected to occur prior to, and is not conditioned upon, the consummation of the Merger. The notes will not be subject to a special mandatory redemption and, if the Merger is unsuccessful, IBTX will be the continued obligor of the notes offered herein.
This offering is expected to occur in advance of the consummation of the Merger and is not conditioned upon the consummation of the Merger. If the Merger is completed, SouthState will become the obligor of the notes by operation of law. We can provide no assurances that the Merger will occur or that we will realize the intended benefits even if such transaction is completed. Moreover, there will be no special mandatory redemption for the notes, and we will not be required to redeem the notes, if the Merger is not consummated.
SouthState and IBTX are expected to incur significant costs related to the Merger and integration.
SouthState and IBTX have incurred and expect to incur certain non-recurring costs associated with the Merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, printing and mailing costs and other related costs. Some of these costs are payable by either SouthState or IBTX regardless of whether or not the Merger is completed.

The surviving corporation is expected to incur substantial costs in connection with the integration of SouthState and IBTX. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While SouthState and IBTX have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the surviving corporation taking charges against earnings following the completion of the Merger, and the amount and timing of such charges are uncertain at present.
Combining SouthState and IBTX may be more difficult, costly or time consuming than expected and SouthState and IBTX may fail to realize the anticipated benefits of the Merger.
The success of the Merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of SouthState and IBTX. To realize the anticipated benefits and cost savings from the Merger, SouthState and IBTX must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If SouthState and IBTX are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the Merger could be less than anticipated, and integration may result in additional unforeseen expenses.
SouthState and IBTX have operated and, until the completion of the Merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the Merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of SouthState and IBTX during this transition period and for an undetermined period after completion of the Merger on the surviving corporation.
As companies operating in the financial services industry, the businesses and operations of each of SouthState, IBTX and the surviving corporation following the completion of the Merger may be adversely affected in numerous and complex ways, including as a result of adverse economic conditions, natural and human disasters or other international or domestic calamities.
Each of SouthState’s and IBTX’s businesses and operations, which primarily consist of lending money to customers in the form of loans, borrowing money from customers in the form of deposits and investing in securities, are sensitive to general business and economic conditions in the United States. Uncertainty about federal fiscal monetary and related policies, the medium- and long-term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond the control of SouthState, IBTX and the surviving corporation.
In addition, adverse economic, social and political conditions in the United States and in foreign countries, including adverse conditions resulting from natural disasters, acts of terrorism, outbreaks of hostilities or other domestic or international calamities, epidemics and pandemics, and other matters beyond the control of SouthState, IBTX and the surviving corporation, and the government policy responses to such conditions, could have an adverse effect on the businesses, financial condition, results of operations, prospects and trading prices of each of SouthState and IBTX during the time the Merger is pending and the surviving corporation following the completion of the Merger.
The future results of the surviving corporation following the Merger may suffer if the surviving corporation does not effectively manage its expanded operations.
Following the Merger, the size of the business of the surviving corporation will increase significantly beyond the current size of either SouthState’s or IBTX’s business. The surviving corporation’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The surviving corporation may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the surviving corporation will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Merger.
The surviving corporation may be unable to retain SouthState or IBTX personnel successfully while the Merger is pending or after the Merger is completed.
The success of the Merger will depend in part on the surviving corporation’s ability to retain the talents and dedication of key employees currently employed by SouthState and IBTX. It is possible that these employees may decide not to remain with SouthState or IBTX, as applicable, while the Merger is pending or with the surviving corporation after the Merger is consummated. If SouthState and IBTX are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, SouthState and IBTX could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, the surviving corporation’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating SouthState and IBTX to hiring suitable replacements, all of which may cause the surviving corporation’s business to suffer. In addition, SouthState and IBTX may not be able to locate or retain suitable replacements for any key employees who leave either company.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the surviving corporation following the Merger.
Before the Merger and the Bank Merger may be completed, various approvals, consents and non-objections must be obtained from regulatory authorities in the United States. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment, including as a result of changes in regulatory agency leadership.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of SouthState’s business or require changes to the terms of the transactions contemplated by the Merger Agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Merger Agreement, imposing additional material costs on or materially limiting the revenues of SouthState following the Merger or otherwise reduce the anticipated benefits of the Merger if the Merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the Merger. Additionally, the completion of the Merger is conditioned on the absence of certain orders, injunctions or decrees by any court or governmental entity of competent jurisdiction that would prohibit or make illegal the completion of the Merger or Bank Merger.
Despite the parties’ commitments to use their reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the Merger Agreement, under the terms of the Merger Agreement, neither SouthState nor IBTX is required to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative only to the size of IBTX and its subsidiaries, taken as a whole, without SouthState and its subsidiaries).
The unaudited pro forma condensed combined financial information included in SouthState’s S-4/A filed with the SEC on July 12, 2024 (the “S-4 Registration Statement”) and incorporated herein by reference is preliminary and the actual financial condition and results of operations of the surviving corporation after the Merger may differ materially.
The unaudited pro forma condensed combined financial information in the S-4 Registration Statement and incorporated herein by reference is presented for illustrative purposes only and is not necessarily indicative of what the surviving corporation’s actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to record the IBTX identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The fair value estimates reflected therein are preliminary, and final amounts will be based upon the actual consideration and the fair value of the assets and liabilities of IBTX as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in the S-4 Registration Statement.
Termination of the Merger Agreement could negatively affect IBTX.
If the Merger is not completed for any reason, including as a result of SouthState shareholders failing to approve the Merger Agreement or IBTX shareholders failing to approve the Merger Agreement, there may be various adverse consequences and IBTX may experience negative reactions from the financial markets and from their respective customers and employees. For example, IBTX’s businesses may have been affected adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger. Additionally, if the Merger Agreement is terminated, the market price of IBTX common stock could decline to the extent that the current market prices reflect a market assumption that the Merger will be completed. If the Merger Agreement is terminated under certain circumstances, IBTX may be required to pay a termination fee of $60,915,000 to SouthState.
Additionally, each of SouthState and IBTX has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement. If the Merger is not completed, SouthState and IBTX would have to pay these expenses without realizing the expected benefits of the Merger. Furthermore, in the event the Merger is not consummated, IBTX would continue as the obligor of the notes.
SouthState and IBTX will be subject to business uncertainties and contractual restrictions while the Merger is pending.
Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on SouthState and IBTX. These uncertainties may impair SouthState’s or IBTX’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with SouthState or IBTX to seek to change existing business relationships with SouthState or IBTX. In addition, subject to certain exceptions, SouthState and IBTX have agreed to operate their respective businesses in the ordinary course consistent with past practice in all material respects prior to closing, and have both agreed not to take certain actions, which could cause SouthState or IBTX to be unable to pursue other beneficial opportunities that may arise prior to the completion of the Merger.
In connection with the Merger, SouthState will assume IBTX’s outstanding debt obligations, and the surviving corporation’s level of indebtedness following the completion of the Merger could adversely affect the surviving corporation’s ability to raise additional capital and to meet its obligations under its existing indebtedness.
In connection with the Merger, SouthState will assume IBTX’s outstanding indebtedness, including the notes. SouthState’s existing debt, together with any future incurrence of additional indebtedness, could have important consequences for the surviving corporation’s creditors and the surviving corporation’s shareholders. For example, it could limit the surviving corporation’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; restrict the surviving corporation from making strategic acquisitions or cause the surviving corporation to make non-strategic divestitures; restrict the surviving corporation from paying dividends to its shareholders; increase the surviving corporation’s vulnerability to general economic and industry conditions; and require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the surviving corporation’s indebtedness, thereby reducing the surviving corporation’s ability to use cash flows to fund its operations, capital expenditures and future business opportunities.
The Merger will not be completed unless important conditions are satisfied or waived, including approval by IBTX and SouthState shareholders.
Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger and the Bank Merger. If the conditions are not satisfied or, subject to applicable law, waived, the Merger and the Bank Merger will not occur or will be delayed and each of IBTX and SouthState may lose some or all of the intended benefits of the Merger. These conditions include: approval of the Merger Agreement by the shareholders of SouthState by the requisite SouthState vote and approval of the Merger Agreement by the shareholders of IBTX by the requisite IBTX vote; the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of SouthState common stock that will be issued pursuant to the Merger Agreement; the receipt of specified governmental consents and approvals, including from the Federal Reserve Board and the Office of the Comptroller of the Currency, and termination or expiration of all applicable waiting periods in respect thereof, in each case without the imposition of any materially burdensome regulatory condition; the effectiveness of the S-4 Registration Statement and the absence of any stop order suspending the effectiveness of the S-4 Registration Statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn; no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger or the Bank Merger being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the completion of the Merger or the Bank Merger; the accuracy of the representations and warranties of SouthState and IBTX contained in the Merger Agreement, generally as of the date on which the Merger Agreement was entered into and as of the closing date, subject to the materiality standards provided in the Merger Agreement (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by the chief executive officer or the chief financial officer to such effect); the performance in all material respects by each of SouthState and IBTX of their respective obligations, covenants and agreements required to be performed by it under the Merger Agreement at or prior to the closing date (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); and receipt by each of SouthState and IBTX of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We cannot provide assurance as to when or if all of the conditions to the Merger can or will be satisfied or waived by the appropriate party.
SouthState and IBTX are or may become involved from time to time in suits, legal proceedings, information-gathering requests, investigations, and proceedings by governmental and self-regulatory agencies relating to their respective businesses that may lead to adverse consequences.
Many aspects of the banking business involve a substantial risk of legal liability. SouthState, IBTX, SouthState Bank and IBTX Bank have been named or threatened to be named as defendants in various lawsuits arising from their business activities (and in some cases from the activities of companies that they have acquired). In addition, from time to time, SouthState or IBTX are, or may become, the subject of self-regulatory agency information-gathering requests, reviews, investigations and proceedings, and other forms of regulatory inquiry, including by bank regulatory agencies, the SEC and law enforcement authorities.
Shareholder litigation could prevent or delay the closing of the Merger or otherwise negatively affect the business and operations of SouthState and IBTX.
SouthState and IBTX may incur costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the Merger. Such litigation could have an adverse effect on the financial condition and results of operations of SouthState and IBTX and could prevent or delay the completion of the Merger.

USE OF PROCEEDS
We expect that the net proceeds from this offering to us, after the underwriting discount and estimated offering expenses payable by us, will be approximately $171.3 million.
We intend to use the net proceeds from this offering, after the payment of offering expenses, (a) to satisfy and discharge and/or repay all of the 2024 notes, which mature on August 1, 2024, and (b) for general corporate purposes. The 2024 notes were issued in July 2014 and bear interest at a rate of 5.875% per annum.
Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus. The following table shows our capitalization as of March 31, 2024:
•	on a consolidated basis;
•
on a consolidated basis as adjusted to give effect to the issuance and sale of the notes in this offering (after deducting the underwriting discount and estimated offering expenses payable by IBTX) and the satisfaction and discharge and/or repayment of the 2024 notes; and

•
on a consolidated basis as adjusted to give effect to (i) the issuance and sale of the notes in this offering (after deducting the underwriting discount and estimated offering expenses payable by IBTX) and the satisfaction and discharge and/or repayment of the 2024 notes and (ii) the Merger.

This table should be read in conjunction with the risk factors and the consolidated financial statements and related notes of IBTX for the year ended December 31, 2023 and the quarter ended March 31, 2024, included and incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the unaudited pro forma condensed combined financial information of SouthState and IBTX for the unaudited pro forma condensed combined balance sheet, as of March 31, 2024, incorporated by reference herein. See “Where You Can Find More Information”.
	As of March 31, 2024
(Dollars in thousands, except per share amounts) (unaudited)	IBTX Actual(4)	IBTX As Adjusted for this Offering(1)(4)	SouthState / IBTX Pro Forma, As Adjusted(6)
Cash and cash equivalents
Cash and due from banks	$80,599	$141,897	$1,174,784
Interest bearing deposits with other banks	649,399	649,399	1,380,833
Total cash and cash equivalents	$729,998	$791,296	$2,555,617
Debt:
Federal Home Loan Bank advances	$—	$—	$—
Federal funds purchased and securities sold under agreements to repurchase	—	—	554,691
Other borrowings(1)(2)	496,975	$558,273	991,638
Junior subordinated debentures(2)	54,667	54,667	—
Other liabilities(3)	247,288	247,288	1,761,324
Total non-deposit liabilities	$798,930	$860,228	$3,307,653
Stockholders’ equity:
Common stock, par value $0.01 per share, 100,000,000 shares authorized; issued and outstanding 41,377,745 shares(4)(6)	$414	$414	$252,803
Other stockholders’ equity	2,400,393	2,400,393	7,381,458
Total stockholders’ equity	$2,400,807	$2,400,807	$7,634,261
Capital Ratios:(5)
Common equity Tier 1 risk-weighted assets ratio	9.60%	9.60%	10.05%
Tier 1 capital to average assets ratio	8.91%	8.88%	8.24%
Tier 1 capital to risk-weighted assets	9.94%	9.94%	10.05%
Total capital to risk-weighted assets	11.68%	12.74%	12.54%
(1)	The adjusted balance includes the principal amount of $175,000,000 of notes offered hereby, net of estimated debt issuance costs totaling approximately $3,701,689 that are payable by IBTX.
(2)	The pro forma, as adjusted, balance groups junior subordinated debentures with other borrowings.
(3)	The pro forma, as adjusted, balance includes derivative liabilities, at fair value.

(4)	Our charter authorizes us to issue up to 10,000,000 shares of our preferred stock, of which no shares were issued or outstanding as of March 31, 2024.
(5)	Capital ratios are based on IBTX and South State's regulatory filings as of March 31, 2024 with the Board of Governors of the Federal Reserve System.
(6)	Pro forma, as adjusted column reflective of SouthState’s common stock, par value $2.50 per share, 160,000,000 shares authorized; 101,121,240 shares issued and outstanding.

DESCRIPTION OF THE NOTES
We will issue the notes under the subordinated debt indenture (the “Base Indenture”), dated as of June 25, 2014, between Independent Bank Group, Inc., as the issuer, and Computershare Trust Company, National Association, successor in interest to Wells Fargo Bank, National Association (“Computershare”), in its capacity as the indenture trustee, which has previously been amended and supplemented by a first supplemental indenture dated as of July 17, 2014 (which established our series of 5.875% subordinated notes due August 1, 2024 (“2024 notes”)), a second supplemental indenture dated as of December 19, 2017 (which established our series of 5.00% fixed-to-floating rate subordinated notes due December 31, 2027 (“2027 notes”)), a third supplemental indenture dated as of September 15, 2020 (which established our series of 4.00% fixed-to-floating rate subordinated notes due September 15, 2030 (“2030 notes”)) and will be further amended and supplemented by a fourth supplemental indenture dated as of July 31, 2024 (which will establish the notes). We refer to the Base Indenture, as amended and supplemented by the fourth supplemental indenture, as the indenture, and we refer to Computershare, in its capacity as the trustee under the indenture, as the trustee. The notes will be issued under and governed by the indenture. You may request a copy of the Base Indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description of the terms of the notes supplements, and, to the extent it is inconsistent therewith, replaces, the summary of certain provisions of our debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities and the Base Indenture in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
For the purposes of this “Description of the Notes,” all references to “Independent Bank Group,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Independent Bank Group, Inc. and not any of its subsidiaries.
General
The notes will be unsecured, subordinated obligations of the Company and will mature on August 15, 2034 unless redeemed prior to such date in accordance with the provisions set forth below under “—Optional Redemption and Redemption Upon Special Events.” The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.
Unless previously redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the maturity date (as defined below), at their maturity. We will pay the principal of and interest on the notes in U.S. dollars.
The notes will constitute our unsecured debt obligations and will rank equally among themselves and with our 2024 notes and 2030 notes, and will rank junior in right of payment to our senior indebtedness as described below in “—Subordination of the Notes.” No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance. Except as described below under “—Clearance and Settlement,” the notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC. See “—Clearance and Settlement” below.
The notes are a part of a series of our subordinated debt securities that will be established under the subordinated debt indenture upon the execution by us and the trustee of the fourth supplemental indenture. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and identical to the notes previously issued in all respects (except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. However, any additional notes of the series of which the notes are a part that are issued and are not fungible with the outstanding notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the notes of this series that we may issue in the future.
The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including Independent Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.
The notes and the indenture are governed by and shall be construed in accordance with the laws of the State of Texas applicable to agreements made or instruments entered into and, in each case, performed in said State.
The notes are not deposits in Independent Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, Independent Bank or any of our other subsidiaries or affiliates.
No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity, it being expressly understood that all such liability is waived and released as a condition of, and as a consideration for, the execution of the fourth supplemental indenture and the issuance of the notes.
Payment of Principal and Interest
Payment of the full principal amount of the notes will be due on August 15, 2034 (the “maturity date”), unless the notes are redeemed prior to the maturity date.
Fixed Rate Period
From and including the date of issuance to, but excluding, August 15, 2029 (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events”), which we refer to as the “Fixed Rate Period,” the notes will bear interest at a rate of 8.375% per year. During the Fixed Rate Period, interest on the notes will accrue from and including July 31, 2024, and will be payable semiannually in arrears on February 15 and August 15 during the Fixed Rate Period, each a “Fixed Period Interest Payment Date,” commencing on February 15, 2025. During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the notes on any Fixed Period Interest Payment Date will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on February 1 or August 1 (whether or not a business day (as defined below)) immediately preceding the Fixed Period Interest Payment Date. If any Fixed Period Interest Payment Date for the notes or the date for the payment of principal for the notes occurring during the Fixed Rate Period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest, principal or other payments with respect to such postponements.
Floating Rate Period
From and including August 15, 2029 to, but excluding, the maturity date (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,”), which we refer to as the “Floating Rate Period,” the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus 460.5 basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

During the Floating Rate Period, interest on the notes will accrue from and including August 15, 2029 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, each a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date,” commencing on November 15, 2029. During the Floating Rate Period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
For the purpose of calculating the interest on the notes for each floating rate interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate interest period” we mean the period from and including the immediately preceding Floating Period Interest Payment Date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable Floating Period Interest Payment Date or maturity date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on August 15, 2029). See “—Calculation Agent.”
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).
“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and the remainder of the Floating Rate Period.
Absent manifest error, the calculation agent’s determination of the interest rate for a floating rate interest period for the notes will be binding and conclusive on you, us (if we are not also the calculation agent) and the trustee. By its acquisition of the notes, each holder of notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the calculation agent’s determination of the interest rate for each floating rate interest period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the notes upon request and the calculation agent will provide the Company (if we are not the calculation agent) and the trustee with written notice of the interest rate in effect on the notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation, or executive order to close; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day.
If any Floating Period Interest Payment Date or the maturity date for the notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date), unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on February 1, May 1, August 1 or November 1 (whether or not a business day) immediately preceding the Floating Period Interest Payment Date. Payments will include interest accrued to, but excluding, the relevant Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable.
Principal and interest on the notes will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which shall initially be the office of the paying agent.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Subordination of the Notes
Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.
“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the fourth supplemental indenture or thereafter incurred, created or assumed:
•
the indebtedness that may be incurred, currently in the amount of up to $100.0 million, pursuant to our revolving credit facility for which U.S. Bank National Association is the administrative agent and any renewal or extension thereof or any new facility replacing or refinancing such revolving credit facility;

•
our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of a base prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;
•	our indebtedness to general creditors;
•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;
•
indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements;
•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior indebtedness” excludes:
•
any indebtedness, obligation or liability referred to in the definition of senior indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the notes;

•
any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the notes are subordinated;

•	all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and
•
the notes and any other securities issued pursuant to the indenture and our outstanding junior subordinated debentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior indebtedness” in the indenture will have the meaning as described in that rule or interpretation.
In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the Interest Payment Dates and at maturity and to pay the principal of the notes at maturity unless:
•	we are subject to any insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities; or
•
a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness has occurred and is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or interest on, the notes and that event of default would permit the holders of any such senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applied ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.
In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.
By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.
We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued by certain special purpose trusts to which the notes will rank senior in right of payment. We also have outstanding other subordinated notes to which the notes will rank equally in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally with or junior in right of payment to the notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, the indebtedness and obligations ranking equally with the notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the notes and all of our indebtedness and obligations ranking equally in right of payment to the notes have been paid in full.
All liabilities of Independent Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by Independent Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes. Regulatory rules may restrict Independent Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of Independent Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.
As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, Independent Bank or any of our other subsidiaries may incur. As of March 31, 2024, Independent Bank Group had $33.8 million senior indebtedness outstanding, $240.0 million of subordinated indebtedness on a gross basis (which was comprised of our 2024 notes and 2030 notes) outstanding ranking equally with the notes and $57.3 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. As of March 31, 2024, and as of the date of this prospectus supplement, at the Company level, we had and have a $100.0 million senior revolving credit facility, upon which $33.8 million was drawn as of March 31, 2024 and $33.8 million was drawn as of the date of this prospectus supplement, which amount constituted senior indebtedness. That revolving credit facility matures on February 15, 2025. Any indebtedness and liabilities of Independent Bank or our other subsidiaries is not a part of our senior indebtedness. As of March 31, 2024, Independent Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $16.1 billion, excluding intercompany liabilities.
Optional Redemption and Redemption Upon Special Events
We may redeem the notes, at our sole option, beginning with the Interest Payment Date of August 15, 2029 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board. If we elect to redeem the notes, we will be required to notify the trustee of the aggregate principal amount of notes to be redeemed and the redemption date. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the notes are to be redeemed, the trustee is required to select the notes to be redeemed in accordance with the rules of DTC (or, in the case of any certificated notes, by lot or in such other manner it deems fair and appropriate). The notes are not subject to repayment at the option of the holders. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, except we may, at our sole option, redeem the notes at any time before the scheduled maturity of the notes in whole, but not in part, upon or after the occurrence of any of the following:
(1)
a “Tax Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the notes, resulting in more than an insubstantial increase in the risk that the interest paid by us on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2)
a “Tier 2 Capital Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3)	our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.
Any such redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, and may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Notwithstanding the foregoing, installments of interest on any notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the notes and the indenture. Any redemption of the notes would require prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board.
Our election to redeem any of the notes will be provided to the trustee at least 15 days prior to the redemption date (or such lesser time as the trustee may agree to in writing). In the case of any redemption, at least 15 days but no more than 60 days before the redemption date, the Company shall send in accordance with the applicable procedures of the depositary, or if the notes are not then global securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of notes to be redeemed at such holder’s registered address appearing on the register.
The Notes Are Intended to Qualify as Tier 2 Capital
We intend to treat the notes as Tier 2 capital (or its then equivalent if we were subject to such capital requirement) under the capital adequacy rules established by the Federal Reserve Board for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:
•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;
•
not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;

•
only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board; and

•
unless the Federal Reserve Board authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve Board that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits
Under the indenture, an event of default with respect to the notes will occur if (i) we fail to pay any interest on the notes and any notes of the same series offered in the future when such interest becomes due and payable and such failure continues for 30 days, (ii) we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or (iii) upon our default in the performance, or breach, of any other covenant or warranty of the Company contained in the indenture, other than a covenant or warranty for which the consequences of breach or nonperformance are addressed as a separate event of default or a covenant or warranty which has been expressly included in the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 90 days after written notice was provided in accordance with the indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if we commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law, including under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, each of which events of default we refer to as an “insolvency event of default.”
Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”
If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of our subordinated notes which the notes are a part and other affected series of securities issued under the indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the notes, but only if (i) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the indenture, including the notes, (1) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (2) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, of interest borne by these securities and (3) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest at the rate or respective rates, as the case may be, borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due the trustee under the indenture; and (ii) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”
The indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses, fees, claims, damages, losses, and liabilities (including reasonable attorney’s fees and expenses) that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.
Effect of Benchmark Transition Event
If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
1)	Compounded SOFR;
2)
the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

3)	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; and

4)
the sum of: (i) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate interest period,” timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
2)	in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of
•	the date of the public statement or publication of information referenced therein and
•	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
1)	if the Benchmark is Three-Month Term SOFR, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;
2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “—Floating Rate Period.”

Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period, any determination under the benchmark transition provisions, any determination of a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
•	will be conclusive and binding on the holders of the notes, us (if we are not also the calculation agent) and the trustee absent manifest error;
•	if made by us as calculation agent, will be made in our sole discretion;
•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes or the trustee or any other person.
If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable notes, then we will make such determination, decision, or election on the same basis as described above. The indenture provides that the trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the notes.
Modification of the Indenture
Article Nine of the Base Indenture shall apply to the notes. In addition, without the consent of any holders of notes, the Company and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to implement in accordance with the terms herein any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).
Calculation Agent
We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.
The calculation agent shall have all the rights, protections and indemnities afforded to the trustee under the indenture. The calculation agent may be removed by the Company at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by the Company, the Company will promptly appoint a replacement calculation agent. For the avoidance of doubt, if at any time there is no calculation agent appointed by the Company, then the Company shall be the calculation agent.
Clearance and Settlement
DTC or any successor depositary will act as securities depositary for the notes. The notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary shall have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the trustee and any agent of the Company or the trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. See “Book Entry Issuance” in the accompanying prospectus for more information concerning DTC and its facilitation of clearance and post-trade settlement of transactions among its participants.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by global notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:
•	will not be entitled to have such global note or the notes represented by that global note registered in their names;
•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and
•
will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the Trustee assume any responsibility for the accuracy thereof.
Same-Day Settlement and Payment
Settlement for the notes will be made in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.
Regarding the Indenture Trustee
Computershare acts as trustee under the indenture pursuant to which our 2024 notes, 2027 notes and 2030 notes have been issued and the notes will be issued. From time to time, we and some of our subsidiaries maintain and may maintain banking relationships in the ordinary course of business with the trustee and its affiliates. Computershare is also the trustee under the indenture pursuant to which we may issue our debt securities that will be senior indebtedness for purposes of the notes.
Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which Computershare serves as trustee, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.
The trustee (acting in any capacity) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its calculation agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or the calculation agent’s failure to select a Benchmark Replacement or the calculation agent’s failure to calculate a Benchmark. The trustee shall be entitled to rely conclusively on all notices from the Company or the calculation agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regard to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The trustee shall not be responsible or liable for the actions or omissions of the calculation agent, or any failure or delay in the performance of the calculation agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the calculation agent. The trustee shall be entitled to rely conclusively on any determination made, and any instruction, notice, officers’ certificate or other instruction or information provided by the Company or the calculation agent without independent verification, investigation or inquiry of any kind. The trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the trustee’s own rights, duties or immunities under the indenture or otherwise.
Notwithstanding the provisions of the indenture, neither the trustee nor any paying agent shall be charged with knowledge of the existence of any senior indebtedness or of any event that would prohibit the making of any payment or moneys to or by the trustee or such paying agent, unless and until a responsible officer of the trustee or such paying agent shall have received written notice thereof from the Company or from the holder of any senior indebtedness or from the representative of any such holder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder (“Treasury Regulations”), judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the ownership and disposition of notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.
The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Stated Interest
It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest on a note generally will be taxable to a U.S. holder as described below under “—Qualified Stated Interest.”
If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the notes are issued with original issue discount.
Variable Rate Debt Instruments
The notes will initially bear interest at a fixed annual rate. From and including August 15, 2029, to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus 460.5 basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more “qualifying floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Qualified Stated Interest
The tax treatment of interest paid on the notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the notes, is determined pursuant to special rules discussed further under “Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing OID, regardless of such U.S. holder’s method of accounting.
Determination of Interest Accruals on the Notes. Under applicable Treasury Regulations, in order to determine the amount of QSI in respect of the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the notes as of the notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the notes during the accrual period.
Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the notes, we expect that the notes will be presumed to remain outstanding until maturity, all interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any OID.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Stated Interest”) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by certain noncorporate U.S. holders (including certain individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Payments of Stated Interest
Subject to the discussion below under “—Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•
such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and

•
either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion below under “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Stated Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:
•
such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (1) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”, (2) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (3) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws”, and (4) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).
Each fiduciary of a Plan should consider whether an investment in the notes is consistent with the documents and instruments governing the Plan. Each fiduciary of a Plan subject to ERISA, which we call an “ERISA Plan”, should also consider the fiduciary standards of ERISA before authorizing an investment in the notes, including whether the investment would satisfy the prudence and diversification requirements of ERISA. To the extent Similar Laws contain fiduciary requirements like those under ERISA, each fiduciary of a Plan subject to applicable Similar Laws should consider any such fiduciary requirements under such Similar Laws before authorizing an investment in the notes.
In addition, Section 406 of ERISA prohibits ERISA Plans and Section 4975 of the Code prohibits ERISA Plans and other Plans subject to such section from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these “prohibited transaction” rules may result in an excise tax for such persons or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans and other Plans subject to Section 4975 of the Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by such a Plan with respect to which an underwriter or we or our affiliate is a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan or other Plan subject to Section 4975 of the Code (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any notes by such Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those class exemptions include:
•	PTCE 96-23 — for certain transactions determined by in-house asset managers;
•	PTCE 95-60 — for certain transactions involving insurance company general accounts;
•	PTCE 91-38 — for certain transactions involving bank collective investment funds;
•	PTCE 90-1 — for certain transactions involving insurance company pooled accounts; and
•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for transactions between an ERISA Plan and a party in interest or a Plan subject to Section 4975 of the Code and a disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the notes.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes by a Plan, the notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that either:
•	it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or
•
its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the notes by the Plan would be entitled to full exemptive relief thereunder.
Nothing herein will be construed as, and the sale of the notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING
We have entered into an underwriting agreement, dated July 29, 2024 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc. (together, the “underwriters”) with respect to the notes. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of notes set forth next to their names in the following table:
Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$87,500,000
U.S. Bancorp Investments, Inc.	$87,500,000
Total	$175,000,000
The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all the notes offered by us if any of the notes are purchased. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated, subject to certain conditions.
The notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.50% of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commission and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before estimated expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes offered hereby).
	Per Note	Total
Public offering price(l)	100.00%	$175,000,000.00
Underwriting discounts and commissions paid by us	1.50%	$2,625,000.00
Proceeds to us, before estimated expenses	98.50%	$172,375,000.00
(1)	Plus accrued interest from July 31, 2024, to the date of delivery.
We have agreed to reimburse the underwriters for their legal fees and certain other offering expenses incurred in connection with this offering in an amount not to exceed $300,000. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, the underwriters’ reimbursed fees and expenses are deemed underwriting compensation for this offering. We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $775,800.
Indemnification
We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
No Public Trading Markets
There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization
In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or its respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Our Relationships with the Underwriters
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates were underwriters in connection with our prior securities offerings, for which they have received customary sales load (underwriting discounts and commissions). Specifically, Keefe, Bruyette & Woods, Inc. is serving as our financial advisor in connection with the Merger. In addition, U.S. Bank National Association, the lender and administrative agent of our $100.0 million senior revolving credit facility, is an affiliate of U.S. Bancorp Investments, Inc. U.S. Bank National Association, as lender and administrative agent, receives interest payments, fees and other compensation from us.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about July 31, 2024, which will be the second business day following the date hereof (such settlement being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Ankita Puri, Executive Vice President, Chief Legal Officer of the Company, and certain other legal matters in connection with this offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. As of July 29, 2024, Ms. Puri owned less than 1% of the Company’s outstanding common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, New York, New York.
EXPERTS
The consolidated financial statements of IBTX as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 and the effectiveness of IBTX’s internal control over financial reporting as of December 31, 2023 incorporated herein by reference from IBTX’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of SouthState as of and for the year ended December 31, 2023 and the effectiveness of SouthState's internal control over financial reporting as of December 31, 2023 incorporated herein by reference from our Current Report on Form 8-K, dated July 29, 2024, have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of SouthState as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022 incorporated herein by reference from our Current Report on Form 8-K, dated July 29, 2024, have been audited by Forvis Mazars, LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Independent Bank Group, Inc.
7777 Henneman Way
McKinney, Texas 75070
(972) 562-9004
DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, AND
UNITS OF SECURITIES
By this prospectus, Independent Bank Group, Inc. may offer from time to time:
•	senior debt securities of one or more series;
•	subordinated debt securities of one or more series;
•	shares of its common stock;
•	shares of one or more series of its preferred stock; and
•	units of a combination of one or more of the above types of our securities
In addition, this prospectus may be used to offer securities for the account of selling securityholders.
When Independent Bank Group, Inc. or selling securityholders offer our securities for sale, we or they will provide you with a prospectus supplement describing the terms of the specific issue of our securities being offered, including the price at which those securities are being offered to the public.
We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, as described in more detail below under “Plan of Distribution” or in any accompanying prospectus supplement.
You should read this prospectus and any accompanying prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.
Our common stock is listed for trading on The Nasdaq Global Select Market, or NASDAQ Global Select Market, under the symbol “IBTX.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed for trading on any exchange. If we decide to apply to list any such securities for trading on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed for trading.
Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in any of our subsequently filed annual, quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and any accompanying prospectus supplement before you invest in our securities.
This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is June 9, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement deciding whether to invest. We have not, and no selling securityholder has, authorized anyone to give oral or written information about this offering, Independent Bank Group, Inc., or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the automatic “shelf” registration process offered to “well-known seasoned issuers” as described in Rule 405 of the SEC under the Securities Act of 1933, or the Securities Act. Under this automatic shelf registration statement, we and selling securityholders may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, and subordinated debt securities of one or more series and unit purchase agreements as described in this prospectus and an applicable prospectus supplement.
Each time we or selling securityholders sell securities we and the selling securityholders will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, which will be controlling. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”
References in this prospectus to “the Company,” “our Company,” “we,” “us” and “our” are to Independent Bank Group, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, unit purchase agreements we may offer and the securities that may be offered by selling securityholders collectively as “offered securities.”
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ABOUT INDEPENDENT BANK GROUP, INC.
Independent Bank Group, Inc. is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and is headquartered in McKinney, Texas. The Company was organized as a Texas corporation on September 20, 2002. Through the Company’s wholly owned subsidiary, Independent Bank, a Texas chartered bank, doing business as Independent Financial (“Independent Bank”), the Company provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston areas in Texas and the Colorado Front Range area, including Denver, Colorado Springs, and Fort Collins. Our common stock is traded on the NASDAQ Global Select Market under the symbol “IBTX.”
Our principal executive offices are located at 7777 Henneman Way, McKinney, Texas 75070. Our telephone number is (972) 562-9004. Our website is www.ifinancial.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

RISK FACTORS
An investment in the Company’s securities involves certain risks. The following is a description of the material risks and uncertainties that the Company believes affects its business and an investment in the common stock. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K and filed with the SEC (our “Latest Form 10-K”), under the heading “Risk Factors,” our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any updated or additional disclosure about risk factors included in any of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. These forward-looking statements include information about our possible or assumed future results of operations, including our future revenues, income, expenses, provision for taxes, effective tax rate, earnings per share and cash flows, our future capital expenditures and dividends, our future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, our future capital structure or changes therein, the plan and objectives of management for future operations, our future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations and financial condition, our future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
•	our ability to sustain our current internal growth rate and total growth rate;
•
changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in our target markets, particularly in Texas and Colorado;

•	worsening business and economic conditions nationally, regionally and in our target markets, particularly in Texas and Colorado, and the geographic areas in those states in which we operate;
•	our dependence on our management team and our ability to attract, motivate and retain qualified personnel;
•	the concentration of our business within our geographic areas of operation in Texas and Colorado;
•	changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally;
•
concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•
the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•
inaccuracy of the assumptions and estimates that the management of our Company and the financial institutions that we acquire make in establishing reserves for probable loan losses and other estimates generally;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity we currently have;
•	material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that we acquire and the cost of those deposits;

•	our access to the debt and equity markets and the overall cost of funding our operations;
•	regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support our anticipated growth;
•
changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that we acquire and that affect the net interest income, other future cash flows, or the market value of the assets of each of Independent Bank and the financial institutions that we acquire, including investment securities;

•	fluctuations in the market value and liquidity of the securities we hold for sale, including as a result of changes in market interest rates;
•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;
•
the effects of infectious disease outbreaks, including the ongoing COVID-19 pandemic and the significant impact that the COVID-19 pandemic and associated efforts to limit its spread have had and may continue to have on economic conditions and the Company’s business, employees, customers, asset quality and financial performance;

•	changes in economic and market conditions that affect the amount and value of the assets of Independent Bank and of financial institutions that we acquire;
•
the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of the Company, Independent Bank and financial institutions that we acquire or to which any of such entities is subject;

•	the occurrence of market conditions adversely affecting the financial industry generally;;
•
the impact of recent and future legislative regulatory changes, including changes in banking, securities, and tax laws and regulations and their application by the Company’s regulators, and changes in federal government policies, as well as regulatory requirements applicable to, and resulting from regulatory supervision of, the Company and Independent Bank as a financial institution with total assets greater than $10 billion;

•
changes in accounting policies, practices, principles and guidelines, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies;
•	changes in the scope and cost of FDIC insurance and other coverage;
•
the effects of war or other conflicts, including, but not limited to, the current conflict between Russia and of the Ukraine, acts of terrorism (including cyber attacks) or other catastrophic events, including natural disasters such as storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions;

•
our actual cost savings resulting from previous or future acquisitions are less than expected, we are unable to realize those cost savings as soon as expected, or we incur additional or unexpected costs;

•	our revenues after previous or future acquisitions are less than expected;
•	the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that we acquire;
•
deposit attrition, operating costs, customer loss and business disruption before and after our completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than we expected;

•
the effects of the combination of the operations of financial institutions that we have acquired in the recent past or may acquire in the future with our operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time consuming or costly than expected or not yielding the cost savings we expect;

•	the impact of investments that the Company or Independent Bank may have made or may make and the changes in the value of those investments;
•
the quality of the assets of financial institutions and companies that we have acquired in the recent past or may acquire in the future being different than we determined or determine in our due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain our growth, to expand our presence in our markets and to enter new markets;
•	general business and economic conditions in our markets in which we currently operate and may operate in the future;
•	changes occur in business conditions and inflation generally;
•	an increase in the rate of personal or commercial customers’ bankruptcies generally;
•	technology-related changes are harder to make or are more expensive than expected;
•
physical or cyber attacks on the security of, and breaches of, the Company’s digital information systems, the costs we or Independent Bank incur to provide security against such attacks and any costs and liability the Company or Independent Bank incurs in connection with any breach of those systems;

•	the potential impact of technology and “FinTech” entities on the banking industry generally;
•	the potential impact of climate change and related government regulation on the Company and its customers;
•	the other factors that are described in Part I, Item 1A of our Annual Report on Form 10-K or our Quarterly Reports on Form 10-Q, in each case under the caption “Risk Factors;” and
•	other economic, competitive, governmental, regulatory, technological and geopolitical factors affecting the Company’s operations, pricing and services.
We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward- looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward- looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:
•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;
•	contributions of capital to Independent Bank to support Independent Bank’s growth, enabling it to continue to satisfy its regulatory capital requirements;
•	financing of acquisitions of financial institutions;
•	refinancing, reduction or repayment of debt; and
•	purchases of the Company’s common stock.
The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.
Pending the application of the net proceeds from the sale of offered securities, we may deposit such net proceeds in deposit accounts or invest them in short-term obligations.
We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.
THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also supplement, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.
We may offer and sell from time to time, in one or more offerings, the following:
•	senior debt securities of one or more series;
•	subordinated debt securities of one or more series;
•	shares of our common stock;
•	shares of one or more series of our preferred stock; and/or
•	unit purchase agreements under which investors would acquire units of two or more of the foregoing securities.
Selling securityholders may offer and sell from time to time, in one or more offerings, shares of our common stock or other securities owned by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES
General
We may issue senior debt securities and subordinated debt securities, which in each case will be unsecured, direct, general obligations of our Company.
The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.
We will issue senior debt securities under a senior debt indenture, dated June 25, 2014, and issue subordinated debt securities under a subordinated debt indenture, dated June 25, 2014, which indentures are, in each case, between us and Computershare Trust Company, National Association, successor in interest to Wells Fargo Bank, National Association, in its capacity as the indenture trustee. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of our Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.
The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act” and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.
The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of each indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement that includes this prospectus and will be available for review as described under the heading “Where You Can Find More Information” above. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.
Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. In the event that our revolving credit facility with U.S. Bank National Association (“U.S. Bank”), is still in place, we would need to seek the approval of U.S. Bank to issue any senior debt securities. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.
We intend for the debt securities of each subordinated debt series to have such terms and conditions as will permit the subordinated debt securities that we issue and sell to investors to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies. As a result, the subordinated debt securities of each subordinated debt series will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practices, and will have limited events of default and other provisions that will permit holders of the subordinated debt securities to accelerate payment of principal of, or interest on, any of the subordinated debt securities only upon the occurrence of any event other than our bankruptcy.
Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement
The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:
•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;
•
the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•
the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•
the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;
•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;
•
our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•
whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;
•
any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;
•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;
•
if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;
•
the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•	whether the debt securities of the series can be converted into or exchanged for other securities of our Company, and the related terms and conditions;
•
in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock and/or preferred stock;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and
•	any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.
Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.
We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount, or OID, securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting, and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Special federal income tax, accounting, and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.
Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.
Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Dallas, Texas.
Fixed Rate Debt Securities
If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.
The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by Texas law as that law may be modified by United States law of general application.
The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.
If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or redemption date) as a result of this delayed payment.
The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.
All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.
So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:
•	any calculation agent is unable or unwilling to act;
•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or
•	we propose to remove any calculation agent.
Ranking
Senior Debt Securities
The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other unsecured and unsubordinated debt, including the senior debt securities of any other series.
Subordinated Debt Securities
As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of our Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of our Company may recover more of the indebtedness of our Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of our Company.

The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of our Company, including senior debt securities.
As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time-to-time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.
“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:
•
“existing senior indebtedness,” which means our indebtedness in the amount of $100 million that may be incurred pursuant to our revolving credit facility under which U.S. Bank is the lender and any renewal or extension thereof or any new facility replacing or refinancing such revolving credit facility;

•
our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;
•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;
•
indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and non swap forward agreements;
•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.
However, “senior debt” excludes:
•
any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

•
any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•
the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.
Structural Subordination
Because our Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Independent Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, because any right of our Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If our Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by our Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Independent Bank would be subordinate in right of payment to deposits and to other indebtedness of Independent Bank.
Unsecured Obligations
Our senior debt securities and subordinated debt securities will be unsecured.
Conversion or Exchange of Debt Securities
The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.
Redemption of Securities
We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.
Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number applicable to the debt securities to be redeemed.
At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.
If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.
Payment and Paying and Transfer Agent
We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or DTC, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Dallas, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:
•
any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•
DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Dallas, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. Computershare Trust Company, National Association, successor in interest to Wells Fargo Bank, National Association, the trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement
The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “Book Entry Issuance.”
Denomination, Payment, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.
Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.
Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.
Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.
If we redeem the debt securities of any series, neither we nor any trustee will be required to:
•
issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.
An investor should be aware that when debt securities are issued in the form of global securities:
•	the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;
•	the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;
•	the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•	the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.
The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.
Merger, Consolidation or Sale of Assets
We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:
(1)	either:
•	our Company is the continuing entity; or
•
the successor entity, if other than our Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; and

(2)
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.
Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.
Additional Covenants and/or Modifications to the Covenant Described Above
Any covenants of our Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.
Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:
•	incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or
•	paying dividends or making other distributions on our capital stock; or
•	purchasing or redeeming our capital stock; or
•	creating any liens on our property for any purpose.
Events of Default; Right to Accelerate
Senior Debt Securities. Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:
•	failure to pay any installment of interest payable on any senior debt security of the series for 30 days;
•	failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any senior debt security of the series;
•
default in the performance or breach of any other covenant or warranty of our Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

•
the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•
if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

•
default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

•	any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.
If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.
Subordinated Debt Securities. Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:
•	failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;
•
failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any subordinated debt security of the series;
•
default in the performance or breach of any other covenant or warranty of our Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

•
the entry of a decree or order for relief in respect of our Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•
if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

•	such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.
If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.
We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital”, the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.
Collection of Indebtedness
If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action
The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.
Limitations on Suits by Holders
No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:
•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;
•
the holders of not less than 25% in principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.
In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.
Waiver
Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:
•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or
•
in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice
The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.
Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under the indenture, or of all subordinated debt securities then outstanding under the indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.
Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.
Modification of an Indenture
Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
•	except as described in the prospectus supplement relating to such debt security:
•	extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;
•
reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;
•	change any of the conversion, exchange or redemption provisions of any debt security;
•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
•	modify the ranking or priority of the securities;
•
reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.
We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:
•	to evidence the succession of another person to us as obligor under the indenture;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;
•
to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure the debt securities of any series issued under the indenture;
•	to establish the form or terms of debt securities of any series to be issued under the indenture;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;
•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;
•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;
•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture, or
•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.
In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:
•
the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•
the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance
Discharge
We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (i) that have not already been delivered to the applicable trustee for cancellation and (ii) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.
Defeasance and Covenant Defeasance
If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:
•
defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•
covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:
•
we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;
•
the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;
•
we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•
in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.
In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.
A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.
Regarding the Trustee
Computershare Trust Company, National Association, successor in interest to Wells Fargo Bank, National Association, is the trustee under the indentures and, unless otherwise provided in a prospectus supplement relating to the offer of debt securities of a particular series, will also initially be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus. The trustee is a national banking association with offices in Dallas, Texas. From time to time, we may enter into banking or other relationships with the trustee or its affiliates.
The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Events of Default; Limitations on Suits” and “—Notice” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.
The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.
Governing Law
The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of Texas.

DESCRIPTION OF COMMON STOCK
General
The following summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 8, 2023, we had 41,279,460 shares of our common stock issued and outstanding and no shares of any series of our preferred stock issued and outstanding. All of our shares of common stock outstanding at that date were fully paid and nonassessable. As of June 8, 2023, we had 425 holders of record of our common stock.
You should refer to the prospectus supplement relating to the shares of our common stock being offered for sale for the number of shares of our common stock being offered and the price per share to the public at which such shares of common stock are being offered.
Voting Rights
Subject to any special voting rights that may be given to any series of preferred stock that the Company may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. Our shareholders do not have cumulative voting rights in the election of directors.
With respect to any matter other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation or bylaws, the act of the shareholders will be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present.
Our bylaws provide that directors shall be elected by an affirmative majority of the votes cast by the shares entitled to vote who are present, in person or by proxy, and entitled to vote on the election of directors at any such meeting of shareholders at which a quorum is present. For purposes of the preceding sentence, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares “against” that director, with “abstentions” and “broker non-votes” not counted as votes cast with respect to the director. A director who does not receive a majority of votes cast and is therefore not elected shall tender his/her resignation as a director to our Corporate Governance and Nominating Committee. Notwithstanding the foregoing, in a contested election, the persons receiving a plurality of the votes cast shall be elected directors. Our board of directors is de-classified with each director serving a one-year term commencing with the directors elected at our 2025 Annual Meeting.
Dividend Rights and Distributions
Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.
Liquidation Rights
In the event of the termination of our Company’s existence and its related winding up, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, including the liquidation preference of any shares of our preferred stock issued and outstanding at the time of the termination of our existence.
Other
Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
NASDAQ Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBTX.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Edgewood, NY 11717.
Business Combinations under Texas Law
A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.
We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder” for a period of three years from the date that person became an affiliated shareholder. The Company has more than 100 shareholders and is considered to be an “issuing public corporation” for purposes of this law. For purposes of this law, an “affiliated shareholder” is generally defined as a person who is the beneficial owner of 20% or more of the corporation’s voting shares, or during the preceding three-year period, was the beneficial owner of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if:
•
the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•
the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or such shareholder’s affiliates or associates, at a meeting of shareholders called for that purpose not less than six months after the affiliated shareholder became an affiliated shareholder.

Furthermore, the above moratorium on business combinations does not apply to the following:
•
the business combination of an issuing public corporation for which the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the applicable subchapter of the TBOC;

•
the business combination of an issuing public corporation that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders and such shareholders’ affiliates or associates, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the applicable subchapter of the TBOC and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•
a business combination of a corporation with a domestic wholly owned subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the applicable subchapter of the TBOC. The TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if some or a majority of our shareholders might believe it to be in their best interests or in which our shareholders might receive a premium for their stock over the Company’s then market price.
Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-Takeover Effect
Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. Further, the TBOC also includes certain provisions that could have an anti-takeover effect. Collectively, these provisions include:
•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;
•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;
•	a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office or by a sole remaining director;
•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;
•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of the outstanding shares of Company common stock;
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the requirement that shareholders representing two-thirds or more of the outstanding shares of common stock approve all amendments to our certificate of formation and approve mergers and similar transactions;

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the requirement that any shareholders that desire to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing and comply with other requirements set forth in our bylaws; and

•	the prohibition of cumulative voting in the election of directors.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of formation provides that our directors are not personally liable to our Company or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:
•	any breach of the director’s duty of loyalty to our Company or our shareholders;
•	acts or omissions not in good faith that constitute a breach of the director’s duty to our Company;
•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;
•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;
•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and
•	acts related to an unlawful stock repurchase or payment of a dividend.
Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of our subsidiaries.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, our

Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Since the terms of our certificate of formation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of formation and bylaws. If you would like to read our certificate of formation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

DESCRIPTION OF PREFERRED STOCK
The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, as amended, and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement will not contain all the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See “Where You Can Find More Information” for additional information.
General
We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 8, 2023, no shares of any series of our preferred stock were issued or outstanding. Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company.
Terms of the Preferred Stock That We May Offer and Sell to You
You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:
•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;
•	the number of shares of the series of preferred stock being offered;
•	the number of shares of preferred stock included in that series of preferred stock;
•	the liquidation preference per share of the preferred stock of such series;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;
•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;
•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;
•	any listing of the shares of preferred stock being offered on any securities exchange or market;
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the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

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the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

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any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and liquidation preference upon winding up or termination of the affairs of our Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.
Ranking
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights to participate in our assets upon our winding up or our termination, rank:
•	senior to all of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the shares of preferred stock being offered;
•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and
•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the shares of preferred stock being offered.
For purposes of this subheading, the term “equity securities” does not include convertible debt securities.
Distributions
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.
Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are noncumulative, then the holders of that series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay any distribution for that period, whether or not distributions on that series are declared payable on any future distribution payment date.
If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:
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if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

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if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.
Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.
Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.
Redemption
If so stated in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:
•	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and
•
we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon winding up or termination of the Company, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.
Liquidation Preference
Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon any winding up or termination of the Company, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.
For those purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a winding up or termination of the Company.
Voting Rights
Holders of preferred stock will not have any voting rights, except as set forth below, as otherwise from time to time required by law or as otherwise provided in the certificate of designation establishing such series and as described in the applicable prospectus supplement.
Our board of directors has the authority to designate a new class of stock under the certificate of formation. Under the TBOC, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of formation, including the certificate of designation, if the amendment would, among other things:
•	increase or decrease the aggregate number of authorized shares of that series of preferred stock;
•	increase or decrease the par value of the shares of that series of preferred stock;
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alter or change the powers, preferences or special rights of the shares of that series of preferred stock so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock;

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effect an exchange, reclassification, cancellation of all or part of the shares of the series of preferred stock or create a right of exchange of all or part of the shares of another class or series into shares of such series of preferred stock;

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increase the rights and preferences of a class or series with rights and preferences equal, prior, or superior to the shares of such series of preferred stock, or of a class or series with rights or preferences later or inferior to the shares of such series of preferred stock in such a manner that the rights or preferences will be equal, prior, or superior to the shares of such series of preferred stock; or

•	cancel or otherwise affect the dividends on the shares of the series of preferred stock that have accrued but have not been declared.
Conversion Rights
The terms and conditions, if any, upon which the shares of any series of preferred stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or ratio or the manner of calculating the price or ratio at which such conversion or exchange will be made, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the shares of preferred stock or at the Company’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or ratio and provisions affecting conversion or exchange in the event of the redemption of shares of the series of preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar for the preferred stock will be Broadridge Corporate Issues Solutions, LLC, 51 Mercedes Way, Edgewood, NY 11717.

DESCRIPTION OF UNIT PURCHASE AGREEMENTS
Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:
•	senior debt securities of one or more series;
•	subordinated debt securities of one or more series;
•	one or more series of preferred stock; or
•	common stock;
which may secure the holders’ obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE
If stated in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.
Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.
DTC
We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.
Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.
The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities
Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or
•	we decide to discontinue the book-entry system; or
•	an event of default has occurred and is continuing with respect to the applicable debt securities.
If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

U.S. FEDERAL TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences that may be relevant to a prospective holder of our securities. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is for general information only and is not tax advice. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•	banks or financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies and REITs;
•	mutual funds;
•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts;
•	persons who hold our securities on behalf of another person as a nominee;
•	persons who hold or receive our securities through the exercise of employee options or otherwise as compensation;
•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons holding our securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons subject to the “Medicare contribution tax”;
•	persons subject to the alternative minimum tax;
•	tax-exempt organizations;
•	a “controlled foreign qualification”;
•	a “passive foreign investment company”;
•
a person required to accelerate the recognition of any item of gross income with respect to the debt securities or common or preferred stock as a result of such income being recognized on an applicable financial statement;

•	a U.S. holder (as defined below) whose “functional currency” not the U.S. dollar;
•	tax-qualified retirement plans;
•	U.S. expatriates; and
•	except to extent discussed below, foreign investors.
This summary assumes that investors will hold our securities as capital assets, which generally means as property held for investment. For purposes of this discussion, a U.S. holder is a holder of our securities that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States;
•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate, whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election to be treated as a U.S. person.

An individual is generally treated as a resident of the United States in any calendar year for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for U.S. federal income tax purposes as if they were United States citizens.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. EACH PROSPECTIVE HOLDER OF OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF SUCH HOLDER’S PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.
Non-U.S. Holders of Stock
The rules governing U.S. federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “—Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.
Distributions on Shares of Our Stock
If distributions are paid on shares of our stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock. Any remainder will be treated as gain from the sale of shares of our stock. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible. However, if the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of any income tax treaty.
To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a U.S. person prior to the payment of distributions on our stock. These forms must be periodically updated. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities and non-U.S. holders whose stock is held through certain foreign intermediaries. Non-U.S. holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Gain on Disposition of our Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or
•
our stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the period during which you hold our stock and (ii) the five-year period ending on the date you dispose of our stock.

We believe that we are not currently, and will not become, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. As a general matter, as long as our stock is regularly traded on an established securities market, however, it will not be treated as a U.S. real property interest with respect to any non-U.S. holder that holds no more than 5% of such regularly traded stock. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a disposition of shares of our stock, and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons.
Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally but will generally not be subject to withholding. Corporate non-U.S. holders also may be subject to a branch profits tax on such gain. Gain described in the second bullet point above will be subject to a flat 30% U.S. federal income tax, which may be offset by certain U.S. source capital losses. Non-U.S. holders are urged to consult their own tax advisors regarding any potentially applicable income tax treaties that may provide for different rules.
Information Reporting Requirements and Backup Withholding
Information reporting and backup withholding (currently at a 24% rate) generally will apply to dividends paid with respect to our stock. In certain circumstances, non-U.S. holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-U.S. holders and meet certain other requirements, or otherwise establish an exemption. Copies of information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The gross proceeds from the disposition of shares of our stock may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such non-U.S. holder outside the United States, then the

U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells shares of our stock through a non-U.S. office of a broker that:
•	is a U.S. person for U.S. federal tax purposes;
•	is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;
•	is a “controlled foreign corporation” for U.S. tax purposes; or
•
is a foreign partnership, if at any time during its tax year (1) one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know that the non-U.S. holder is not a non-U.S. person.
If a non-U.S. holder receives payments of the proceeds of a sale of shares of our stock to or through a U.S. office of a broker, the payment is subject to both backup withholding and information reporting unless such non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such stockholder is not a U.S. person or otherwise establishes an exemption.
Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Holders of Debt Securities
U.S. Holders
Payments of Interest. In general, except as described below under “—Original Issue Discount,” interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.
Original Issue Discount. If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.
A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:
•	it is payable at least once per year;
•	it is payable over the entire term of the debt security; and
•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.
If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.
Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.
If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.
The amount of OID that you must include in income if you are the initial U.S. holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:
•
the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.
OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.
Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:
•	the interest on a floating rate debt security is based on more than one interest index; or
•	the principal amount of the debt security is indexed in any manner.
This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities.

If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.
You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Amortizable Premium.” You should consult with your own tax advisors about this election.
Market Discount. If you purchase a debt security for less than the stated redemption price of the debt security at maturity, if the debt security was issued without OID, or the adjusted issue price, if the debt security was issued with OID, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the debt security multiplied by the number of complete years to maturity from the date acquired. If you acquire a debt security at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that debt security to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debt security until the debt security is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.
Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
Amortizable Bond Premium; Acquisition Premium. If you purchase a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the debt security. The amount amortized in any year will be treated as a reduction of your interest income from the debt security. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. This election to amortize premium on a constant yield method will also apply to all debt obligations you hold or subsequently acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Sale, Exchange and Retirement of Debt Securities. Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID and market discount that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.
Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize capital gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest that will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest, and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
U.S. Federal Withholding Tax. Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:
•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;
•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;
•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;
•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and
•
you provide your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:
•	IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or
•
IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.
Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.
Information Reporting and Backup Withholding. Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).
In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional U.S. Federal Income Tax Withholding Rules
Additional U.S. federal income tax withholding rules apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to any dividends paid on our stock and interest paid on our debt securities unless various withholding and information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock and debt securities as well as the status of any related federal regulations.

PLAN OF DISTRIBUTION
The Company or selling securityholders may sell the offered securities:
•	to or through underwriters;
•	directly to purchasers;
•	to or through brokers, dealers or agents;
•	directly to the holders or beneficial owners of the Company’s securities;
•	through a combination of any of these methods of sale; or
•	by any other method permitted by law.
The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, and the amount of the offered securities being purchased by each of them.
The Company or selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
The Company or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by the Company or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company or a selling securityholder involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company or a selling securityholder to such agent will be set forth, in the prospectus supplement. Such an agent may be deemed to be an “underwriter” as that term is defined in the Securities Act.
If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company or selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is, or underwriters are, used in the offer and sale of securities by the Company or a selling securityholder, the Company or selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If stated in the applicable prospectus supplement, the Company or selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company or selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions other than:
•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and
•	if the offered securities are also being sold to underwriters, the Company or selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Offered securities may also be offered and sold, if stated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company or selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or selling securityholder and its compensation will be described in the applicable prospectus supplement. Any remarketing firm may be deemed to be an “underwriter,” as that term is defined the Securities Act, in connection with their remarketing of offered securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales of the offered securities in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
Selling securityholders may use this prospectus in connection with the resale of our securities. The applicable prospectus supplement will identify the selling securityholders, the securities of the Company to be offered by the selling securityholders, the terms of the offering and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.
In addition, securities that may be offered and resold by selling securityholders include securities that may be acquired by such holders in private placements made by the Company or in connection with acquisitions by the Company of other entities, in each case, occurring after the date hereof.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “IBTX,” those materials can also be inspected and copied at the offices of that organization. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.ifinancial.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary, and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You may get a copy of the registration statement from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ifinancial.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:
7777 Henneman Way
McKinney, Texas 75070
(972) 562-9004
Attention: Mark Haynie, Corporate Secretary
THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS
PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means:
•	incorporated documents are considered part of this prospectus;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-35854). These documents contain important information about us:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on April 25, 2023;
•
our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on January 24, 2023, February 27, 2023, February 28, 2023, April 25, 2023 and May 22, 2023 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•	any amendment or report filed for the purposes of updating the description of our common stock.
We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”
For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Dallas, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, and have been incorporated into this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

$175,000,000
8.375% Fixed-to-Floating Rate Subordinated Notes Due 2034

Prospectus Supplement
Joint Book-Running Managers

July 29, 2024